EXHIBIT 31.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, R. Keith Teague, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Sabine Pass Liquefaction, LLC; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 11, 2015

/s/ R. Keith Teague
R. Keith Teague
Principal Executive Officer of
Sabine Pass Liquefaction, LLC